Exhibit 10.9

MKS INSTRUMENTS, INC.

Restricted Stock Unit Agreement

Granted Under the 2004 Stock Incentive Plan

AGREEMENT made this day (the “Grant Date”), between MKS Instruments, Inc., a Massachusetts corporation (the “Company”), and «First_Name» «Last_Name» (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. General. The Company has granted to the Participant restricted stock units (“RSUs”) with respect to the number of shares set forth in Exhibit A hereto (the “Shares”) of common stock, no par value, of the Company (“Common Stock”), subject to the terms and conditions set forth in this Agreement and in the Company’s 2004 Stock Incentive Plan (the “Plan”). The RSUs represent a promise by the Company to deliver Shares upon vesting.

(a) Definitions. “Forfeiture” shall mean any forfeiture of RSUs pursuant to Section 2. “Vesting Date” is defined on Exhibit A hereto. “Determination Date” (if applicable) is defined on Exhibit A hereto. For purposes of this Agreement, “employ” or “employment” with the Company shall include employment with a parent or subsidiary of the Company as defined in Sections 424(e) or (f) of the Internal Revenue Code.

(b) Vesting Period. Subject to the terms and conditions of this Agreement (including the Forfeiture provisions described in Section 2 below), the RSUs shall vest according to the terms set forth in Exhibit A. As soon as practicable after each applicable Vesting Date, but in any event, within the period ending on the later to occur of the date that is 2 1/2 months from the end of (i) the Participant’s tax year that includes the Vesting Date or (ii) the Company’s tax year that includes the Vesting Date, the Company shall instruct its transfer agent to deposit the Shares subject to the RSUs into the Participant’s existing equity account at Fidelity Stock Plan Services, LLC, or such other broker with which the Company has established a relationship (“Broker”), subject to payment in accordance with Section 6 of all applicable withholding taxes.

2. Forfeiture.

(a) Cessation of Employment. In the event that the Participant ceases to be employed by the Company for any reason or no reason (except for death, Disability or Retirement), with or without cause, prior to a Vesting Date, all of the Participant’s unvested RSUs shall automatically be forfeited as of such cessation. In the event that the Participant ceases to be employed by the Company by reason of death, Disability or Retirement prior to a Vesting Date, then all of the Participant’s unforfeited RSUs shall become immediately and fully vested (subject to any performance criteria in Exhibit A) and shall no longer be subject to the Forfeiture provisions under this Agreement, provided that, if such death, Disability or Retirement occurs prior to the

Determination Date, if any, then the number of RSUs to be so vested shall be determined, and become vested, on the Determination Date.

For the purpose of this Section 2, “disability” shall mean disability as defined in Section 216(i)(1) of the U.S. Social Security Act.

“Retirement” means a voluntary termination of employment by the Participant after he or she is at least age sixty (60) and has a combination of years of age plus Years of Service with the Company equal to seventy (70) or more. “Years of Service” means the total number of days of employment since Participant’s original hire with the Company (or subsidiary of the Company, provided that service with a subsidiary shall only be counted towards Years of Service during the time in which such subsidiary is owned (directly or indirectly) by the Company) and provided that in the event the employee left or was terminated and then rehired by the Company, the Company shall include previous employment period in the calculation of the Years of Service provided that the absence from the Company or subsidiary has been five (5) years or less and only if the total number of days employed by the Company (or its subsidiary, as provided above) exceeds the total number of days that the employee was not employed by the Company (or its subsidiary, as provided above).

(b) Change in Control. Notwithstanding the foregoing, if, prior to any Vesting Date, and within two years after the effectiveness of a Change in Control (as defined below), the Participant is (i) terminated by the Company without Cause (as defined below) or (ii) terminates his employment for Good Reason (as defined below), then, all (or, in the case of a performance-based RSU that is still subject to performance criteria per Exhibit A, the Target Number of RSUs (as defined on Exhibit A, if applicable) of the Participant’s unforfeited RSUs shall become immediately and fully vested and shall no longer be subject to the Forfeiture provisions under this Agreement. For purposes of this section “Change in Control” means the first to occur of any of the following events: (I) any “person” (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s capital stock entitled to vote in the election of directors; (II) the shareholders of the Company approve any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than fifty percent (50%) of the common stock of the surviving corporation immediately after the consolidation or merger; or (III) the shareholders of the Company approve the sale or transfer of all or substantially all of the assets of the Company to parties that are not within a “controlled group of corporations” (as defined in Code Section 1563) in which the Company is a member. For purposes of this Agreement, “Cause” shall mean conviction for the commission of a felony, willful failure by the Participant to perform his responsibilities to the Company, or willful misconduct by the Participant. For purposes of this section, “Good Reason” shall mean termination of the Participant’s employment by the Participant within 90 days following (I) a material diminution in the Participant’s positions, duties and responsibilities from those described in the Participant’s Employment Agreement, (II) a material reduction in the Participant’s base salary (other than a reduction which is part of a general salary reduction program affecting senior executives of the Company), (III) a material reduction in the aggregate value of the pension and welfare benefits provided to the Participant from those in effect prior to the Change in Control (other than a reduction which is proportionate to the reductions applicable to other senior executives pursuant to a cost-saving plan that includes all senior executives), (IV) a material breach of any provision of the Participant’s Employment Agreement by the Company or (V) the Company’s requiring the Participant to be based at a location that creates for the Participant a one way commute in excess of 60 miles from his primary residence, except for required travel on the Company’s business to an extent substantially consistent with the business travel obligations of the Participant under the Participant’s Employment Agreement. Notwithstanding the foregoing, a termination shall not be treated as a termination for Good Reason (I) if the Participant shall have consented in writing to the occurrence of the event giving rise to the claim of termination for Good Reason or (II) unless the Participant shall have delivered a written notice to the Company within 30 days of his having actual knowledge of the occurrence of one of such events stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event, if capable of being cured, shall not have been cured within 30 days of the receipt of such notice.

(c) Clawback. In the event that (i) the Participant is, on the Grant Date an “executive officer” of the Company (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) and (ii) the RSUs are (or were at any time) subject to performance criteria per Exhibit A, then the RSUs (and any Shares issued under the RSUs) shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy (the “Clawback Policy”) or any applicable law, as may be in effect from time to time. The Participant hereby acknowledges and consents to the Company’s application, implementation and enforcement of (i) any applicable Clawback Policy in effect as of the date of this Agreement and (ii) any provision of applicable law relating to cancellation, recoupment, rescission or payment of compensation and agrees that the Company may take such actions as may be necessary to effectuate the Clawback Policy without further consideration or action.

3. Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except that the Participant may transfer such RSUs (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such RSUs shall remain subject to this Agreement (including without limitation the terms of Forfeiture and the restrictions on transfer set forth in this Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

4. Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

5. No Compensation Deferral. Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A (“Section 409A”) of the U.S. Internal Revenue Code of 1986, as amended. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no awards (including without limitation, the RSUs) become subject to the requirements of Section 409A.

6. Withholding Taxes.

(a) The Company’s obligation to deliver Shares to the Participant upon the vesting of RSUs shall be subject to the satisfaction of all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax related withholding requirements (“Withholding Taxes”). In order to satisfy all Withholding Taxes due upon vesting of the Participant’s RSUs, the Participant agrees to the following:

(b) As a condition to receiving any Shares upon vesting of the RSUs, on the date of this Agreement, the Participant hereby irrevocably instructs the Company to take the actions described in this subsection 6(b). On each Vesting Date, the Participant hereby elects to satisfy all Withholding Taxes obligation then due through the retention by the Company of Shares. Accordingly, the Participant hereby instructs the Company, with no further action by the Participant, on each Vesting Date to deduct and retain from the number of Shares to which the Participant is entitled from the RSUs then scheduled to vest such number of Shares as is equal to the value of the Withholding Taxes. The Participant understands that the fair market value of the surrendered Shares will be based on the closing price of the Company’s Common Stock on the trading day preceding the Vesting Date.

(c) Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this grant and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this grant or the transactions contemplated by this Agreement.

(d) The Participant represents to the Company that, as of the date hereof, he/she is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured this Agreement to constitute a “binding contract” relating to the retention by the Company of Common Stock pursuant to this Section 6, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

7. Nature of the Grant. In signing this Agreement, the Participant acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded repeatedly in the past;

(c) all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;

(d) the Participant’s participation in the Plan is voluntary;

(e) RSUs are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Participant’s employer, and RSUs are outside the scope of the Participant’s employment contract, if any;

(f) RSUs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Participant’s employer;

(g) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(h) if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of RSUs may increase or decrease in value;

(i) in consideration of the grant of RSUs, no claim or entitlement to compensation or damages arises from termination of the RSUs or diminution in value of the RSUs or Shares received upon vesting of RSUs resulting from termination of the Participant’s employment by the Company or the Participant’s employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and his or her employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(j) further, if the Participant ceases to be a employee (whether or not in breach of local labor laws), the Participant’s right to receive RSUs and vest under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed by the Company and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Plan.

8. Data Privacy Notice and Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this paragraph, by and among, as applicable, the Participant’s employer and the Company and its subsidiaries and affiliates for, among other purposes, implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Participant further understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for employment purposes, including implementation, administration and management of the Participant’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to Broker or such other stock plan service provider or other third parties assisting the Company with processing of Data. The Participant understands that these recipients may be located in the United States, and that the recipient’s country may have different data privacy laws and protections than in the Participant’s country. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described in this section, including any requisite transfer to Broker or such other stock plan service provider or other third party as may be required for the administration of the Plan and/or the subsequent holding of Shares of stock on the Participant’s behalf. The Participant understands that he or she may, at any time, request access to the Data, request any necessary amendments to it or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that withdrawal of consent may affect the Participant’s ability participate in or realize benefits from the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

9. Miscellaneous.

(a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 1 and Exhibit A hereof is earned only in accordance with the terms of such sections. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post

Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(e).

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

(h) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, RSUs granted under the Plan or future RSUs that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(i) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(j) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(k) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

(l) The Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; and (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MKS INSTRUMENTS, INC.

By:

Title: Chief Executive Officer

2 Technology Drive

Andover, MA 01810

«First_Name» «Last_Name»

Participants Signature

Exhibit A

Participant: «First_Name» «Last_Name»

Grant Date:

Restricted Stock Units Granted: <<NumShares>> (“Target Number of RSUs”)

Subject to the terms and conditions of this Agreement (including the Forfeiture provisions described in Section 2 above and the performance criteria listed below), the RSUs shall vest in three (3) equal installments as follows: (a) the first third will vest upon the later of (i) the Determination Date (defined below) or (ii) the first anniversary of the Grant Date; (b) an additional one third will vest on the second anniversary of the Grant Date, and (c) the final one third will vest on the third anniversary of the Grant Date. The date upon which each such installment vests shall be considered a “Vesting Date” for the portion of the RSUs vesting on that date.

The table below will determine the number of RSUs the Participant will be entitled to receive, subject to the vesting period described above and Forfeiture and other restrictions contained in this Agreement. The “Determination Date” shall be the date that the Company publicly announces its financial results for the relevant period referenced in the table below. If the Participant ceases to be employed by the Company by reason of death, Disability or Retirement, the performance portion of the shares shall be determined per the “Determination Date” mentioned above.

In the event that the minimal performance goal set forth below is not achieved, all RSUs shall automatically be forfeited. In the event the performance criteria set forth below is achieved, then, applying the applicable Revenue Range for the period, the percentage of the Target Number of RSUs earned shall be determined in accordance with the chart below, up to, but not exceeding the maximum percentage listed below.

[PERFORMANCE CHART INTENTIONALLY EXCLUDED]